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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Registration Nos. 333-31858, 333-654472, 333-22201 and 333-05927) and in Forms S-8 (Registration Nos. 333-75957, 333-90933 and
333-49194) of The Med-Design Corporation of our report dated March 22, 2002 except as to Note 18 which is as of March 25, 2002 relating to the financial statements, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 1, 2002